Exhibit 99.1

122440 Inwood Road, Suite 300
Dallas, Texas 75244
Tel: 972-387-1487
Fax: 972-490-9119

PRESS RELEASE

FOR IMMEDIATE RELEASE

February 24, 2005	NYSE: USV and USV-pa

U.S. Restaurant Properties, Inc. Provides Update on Merger

Dallas, TX— U.S. Restaurant Properties, Inc. (NYSE: USV) announced today that the merger between the Company, CNL Restaurant Properties, Inc. and 18 CNL Income Funds is progressing as planned. U.S. Restaurant Properties and CNL Restaurant Properties are each holding a special meeting of stockholders today, Thursday, February 24, 2005 to approve the transactions. Upon approval from the stockholders, the merger is expected to close on Friday, February 25, 2005. The new company will hold a conference call to update investors no later than 10:00 EST Monday, March 7, 2005 following the filing by CNL Restaurant Properties of its year-end results. A dial-in number for the conference call will be forthcoming.

The new company, which will continue to be traded on the NYSE as a self-advised REIT, will own 1,900 properties and have financial interests in a total of approximately 3,000 properties in 49 states, which will include leading brands such as Applebee’s, Arby’s, Bennigan’s, Burger King, Golden Corral, IHOP, Jack in the Box, KFC, Pizza Hut, TGI Friday’s and Wendy’s. With $2.5 billion in total assets, it will have the scale, financial resources and operating flexibility to capitalize on major investment and financing opportunities in one of America’s largest industries.

Additionally, U.S. Restaurant Properties, Inc. announced that it would file its 2004 annual report on form 10-K with the Securities and Exchange Commission on Thursday, February 24, 2005.

Certain statements in this release constitute “forward-looking statements” and involve risks, uncertainties and other factors which may cause the actual performance of U.S. Restaurant Properties, Inc. to be materially different from the performance expressed or implied by such statements. These risks include access to financing, availability of acquisition targets, income fluctuations in U.S. households, continuing qualification as a REIT, cost of capital, change in trends in the restaurant industry, volatility of fuel prices and tenant bankruptcies, as well as the additional risks and uncertainties detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission.

For further information, contact Investor Relations at 972-387-1487, ext. 147, or visit the Company’s website, www.usrp.com.

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